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                                                                     Exhibit 8.1


                                                 July 29, 2004


Fisher Scientific International Inc.
One Liberty Lane
Hampton, New Hampshire 03842

                   Re:  Fisher Scientific International Inc.
                        Registration Statement on Form S-4
                        (File No. 333-115780)

Ladies and Gentlemen:

      We have acted as special counsel to Fisher Scientific International Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (File No. 333-115780) (the "2.25% Registration Statement") initially filed with the Securities and Exchange Commission (the "Commission") on May 24, 2004 under the Securities Act of 1933, as amended (the "Securities Act") relating to the proposed exchange offer (the "2.25% Exchange Offer") of up to $300,000,000 aggregate principal amount of the 2.25% Convertible Senior Debentures due 2021 (the "New 2.25% Debentures") of Apogent Technologies Inc. ("Apogent") for an equal principal amount of the issued and outstanding 2.25% Senior Convertible Contingent Debt Securities due 2021 of Apogent (such exchange, the "Exchange"). The 2.25% Exchange Offer is subject to consummation of a merger pursuant to which the Company will acquire Apogent and Apogent will become a wholly owned subsidiary of the Company. The New 2.25% Debentures will be issued pursuant to an indenture (the "2.25% Indenture"), to be entered into by and among Apogent, the Company and The Bank of New York, as trustee. This opinion is being furnished in connection with the prospectus (the "Prospectus") which is included in the 2.25% Registration Statement, and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

      In rendering our opinion set forth below, we have examined and relied upon the accuracy and completeness (which we have neither investigated nor verified) of the facts, information, covenants, representations and warranties contained in originals or copies, certified or otherwise identified to our satisfaction, of the 2.25% Indenture, including the exhibits thereto, the Prospectus and such other documents
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Fisher Scientific International Inc.
July 29, 2004
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and corporate records as we have deemed necessary or appropriate as a basis for our opinion. We have also relied upon statements and representations made to us by the Company, Apogent, and their representatives (which statements and representations we have assumed are true without regard to any qualification as to knowledge and belief).

      We have assumed that all parties to such documents will comply with their obligations thereunder and that all such documents are enforceable according to their terms. We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such documents.

      In addition, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "IRS") and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that the Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect. Additionally, our opinion is not binding on the IRS or a court and, accordingly, the IRS may assert a position contrary to our opinion and a court may agree with the IRS's position. A material change in any of the authorities upon which our opinion is based could affect our conclusions stated herein.

      Based solely upon and subject to the foregoing and the qualifications set forth in the Prospectus, we hereby confirm that the discussion in the Prospectus under the caption "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" is our opinion regarding the material United States federal income tax consequences of the Exchange under existing law.

      Except as expressly set forth above and as set forth under the caption "Material U.S. Federal Income Tax Consequences" in the Prospectus, we express no other opinion regarding the tax consequences of the Exchange. This opinion has been
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Fisher Scientific International Inc.
July 29, 2004
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prepared for you in connection with the 2.25% Exchange Offer. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the caption "LEGAL MATTERS" in the Prospectus and to the filing of this opinion as an Exhibit to the 2.25% Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

      The opinion expressed herein is as of the date hereof, and we disclaim any undertaking to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

                                      Very truly yours,

                            /s/ Skadden, Arps, Slate & Meagher & Flom LLP